EXHIBIT 4.3



                                WARRANT AGREEMENT

                        DATED AS OF ______________, 1998

                                     BETWEEN

                         LOCKHART CARIBBEAN CORPORATION

                                       AND

                             _______________________


               WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK
                                       OF
                         LOCKHART CARIBBEAN CORPORATION

                                WARRANT AGREEMENT

     AGREEMENT made as of ____________, 1998, by and between LOCKHART CARIBBEAN CORPORATION, a U.S. Virgin Islands corporation (herein called the "Company"), and _____________________, a national banking association incorporated under the laws of the United States of America (herein called the "Warrant Agent").

                                    RECITALS

         WHEREAS, the Company has determined to issue and deliver warrants in connection with the Company's initial public offering (the "Offering") of a maximum of 2,000,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Shares"), entitling the holders thereof to purchase up to an aggregate of 200,000 Shares. The Company desires to provide in this Agreement for the form and provisions of those warrants (the "Warrants"), the terms upon which they shall be issued and exercised, and the respective rights and obligations of the Company, the Warrant Agent and the registered holders of the Warrants.

         WHEREAS, all acts and things necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided in this Agreement, the valid, binding and legal obligation of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                     APPOINTMENT OF WARRANT AGENT; ISSUANCE,
                   EXECUTION AND COUNTERSIGNATURE OF WARRANTS

         1.1 The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

         1.2 (a) Each certificate for the Warrants (the "Warrant Certificates") shall be in substantially the form of Exhibit A hereto. Each Warrant Certificate shall be signed by, or bear the facsimile signature of the President of the Company and attested by the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer of the Company and shall bear a facsimile of the Company's seal. In case any officer whose signature or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such officer before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. The Warrant Certificates shall be dated as of the date of their issue, which shall be the date of countersignature by the Warrant Agent.

                  (b) In connection with the original issuance of the Warrants, the Warrant Agent shall, upon the written instructions of the Company, countersign and deliver Warrant Certificates to such persons and in such number as the Company shall instruct in writing. No Warrant may be exercised until the Warrant Certificate therefor has been countersigned by the Warrant Agent as provided in paragraph (c) below.

                  (c) The Warrant Agent shall countersign a Warrant Certificate only if:

                    (i) The  Warrant  Certificate  is to be issued in  exchange, registration of transfer or substitution for one or more previously duly issued and countersigned Warrant Certificates, as hereinafter provided, or

                    (ii) The Company  instructs  the Warrant Agent in writing to do so.

                  (d) Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant Certificate shall be invalid and of no effect.


                                    ARTICLE 2

                  WARRANT PRICE, DURATION, EXERCISE OF WARRANTS

         2.1 WARRANT PRICE. Each Warrant shall, when the Warrant Certificate therefor is countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company the number of Common Shares stated therein, at a price of $9.75 per Share, subject to adjustment as provided in Article 3 hereto. The term "Warrant Price" as used in this Agreement refers to the price per Share at which Shares may be purchased pursuant to the Warrants at the time a Warrant is exercised.

         2.2 DURATION OF WARRANTS. Warrants may be exercised only (i) on or after a date (the "Exercise Period Commencement Date") that is the last day of the twelfth month following the effective date of the Company's initial public offering of Shares and (ii) on or before the date that is sixty months after the Exercise Period Commencement Date (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on the Expiration Date.


         2.3 EXERCISE OF WARRANTS.

                  (a) A Warrant, when the Warrant Certificate therefor is countersigned by the Warrant Agent, may be exercised in whole or in part on or after the Exercise Period Commencement Date and up until the Expiration Date (the "Exercise Period"). The registered holder may exercise the Warrant by

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surrendering the Warrant Certificate  therefor, at the corporate trust office of the Warrant Agent located in Charlotte, North Carolina, or at the office of a successor warrant agent, with the subscription form set forth in the Warrant Certificate duly executed, and by paying to the Warrant Agent (or such successor Warrant Agent) the Warrant Price in lawful money of the United States, so that the Warrant Price for each full Share as to which the Warrant is exercised, and any transfer tax payable under Section 2.3 hereof, are paid in full. The Company shall provide the Warrant Agent with information as to any applicable taxes payable by the registered warrant holders pursuant to Section 2.3(c). The Warrant Agent shall be entitled to rely on such information in undertaking its obligations pursuant to this Section 2.3 and shall not be liable for any action taken in reliance thereon. The Warrant Agent shall not be responsible for calculating or paying any transfer taxes in connection with the exercise of Warrants, but shall only apply any tax payments received by it to the Company's account.

                  (b) As soon as practicable after the exercise of any Warrant and upon the order of the registered holder of such Warrant, the Company shall issue a certificate or certificates for the number of full Shares to which the holder is entitled, registered in such name or names as may be directed by such registered holder or failing such order shall be issued in uncertificated form. No fractional shares will be issued. If such Warrant shall not have been exercised in full, a new countersigned Warrant Certificate shall be issued for the number of Shares and/or fractional shares as to which such Warrant shall not have been exercised, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Agreement. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. After inspection and recording of cancellation of such canceled Warrant Certificates, they shall be disposed of upon direction by the Company.

                  (c) All Shares issued upon the exercise of a Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes in respect of the issue thereof. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of a certificate for Shares in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase thereof; and in such case the Company shall not be required to issue or deliver any Share certificate until such tax is paid.

                  (d) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which all of the following have been received by the Warrant Agent, irrespective of the date of delivery of such certificate: the Warrant Certificate, including a duly executed subscription form, and payment in lawful money of the United States of the Warrant Price and any applicable taxes; provided, however, that, if the date of receipt of such items is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

                                    ARTICLE 3

                                   ADJUSTMENTS

         3.1 RECAPITALIZATION OR SUBDIVISION.

                  (a) If any capital reorganization or reclassification of the Shares of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Shares shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, each Warrant Holder shall have the right thereafter and until the Expiration Date to exercise his Warrants for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale to which the registered holder of such Warrant would be entitled had such Warrant been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale.

                  (b) In case at any time the Company shall subdivide its outstanding Shares into a greater number of Shares, the Warrant Price in effect immediately prior to such subdivision shall thereupon be proportionately reduced and the number of Shares purchasable increased accordingly. For purposes of this subparagraph (b), a dividend by the Company payable in Shares of the Company shall be treated as a subdivision of the outstanding Shares. Conversely, in case the outstanding Shares of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares purchasable decreased accordingly.

                  (c) In case at any time the Company shall take a record of the holders of Shares for the purpose of entitling them to receive a dividend or other distribution payable in Shares, then for purposes of this Section 3.1 such record date shall be deemed to be the date of the issue of the Shares.

         3.2 NOTICES OF CHANGES IN WARRANT. Upon any adjustment of the Warrant Price and the number of Shares issuable on exercise of a Warrant, then, and in each such case the Company shall give written notice thereof to the registered holder of the Warrant(s) at the address of such holder as shown on the books of the Company, and to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon

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the exercise of a Warrant,  setting forth in reasonable detail thereof,  issue a new Warrant Certificate of like denomination, tenor and date. The Warrant Agent shall have no duty with respect to any notice filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made or with respect to the method employed in making such adjustment.

         3.3 OTHER NOTICES. In case at any time:

                  (a) The Company shall declare dividends payable in Shares or make any liquidating distribution to the registered holders of its Shares;

                  (b)  The  Company  shall  offer  any  additional   Shares  for
subscription pro rata to the registered holders of its Shares;

                  (c)    There    shall   be   any    capital    reorganization,
reclassification of the Shares, consolidations or merger of the Company with, or sale of all or substantially all of its assets to another entity; or

                  (d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company,

         then, in any one or more of such cases, the Company shall give written notice to the registered holders of the Warrants at the address of such holders as shown on the books of the Company, and to the Warrant Agent, of the date on which (i) the books of the Company shall close or a record of registered holders of Shares shall be taken for such liquidating distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, refinancing, sale, dissolution, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Shares of record shall participate in such liquidating distribution or subscription rights, or shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice to the registered holders of the Warrants shall be given and published at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. Such notice to the Warrant Agent shall be given as soon as practicable, and in any event prior to the giving of notice to the registered holders of the Warrants. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this Section 3.3.

         3.4 FORM OF WARRANT. The form of Warrant need not be changed because of any change pursuant to this Article 3, and Warrants issued after such change may state the same Warrant Price and the same number of Shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

                                    ARTICLE 4

                       OTHER PROVISIONS RELATING TO RIGHTS
                        OF REGISTERED HOLDERS OF WARRANTS

         4.1 NO RIGHTS AS SHAREHOLDER CONFERRED BY WARRANTS. A Warrant does not entitle the holder thereof to any of the rights of a Shareholder of the Company.

         4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall, upon such terms as to indemnify or otherwise as it may, in its discretion, impose upon the registered holder thereof (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and in the absence of notice that such Certificate has been acquired by a bona fide purchaser, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed, and upon instructions of the Company, the Warrant Agent shall countersign and deliver such replacement Warrant Certificates. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         4.3 RESERVATION OF SHARES. The Company shall at all time keep available for issuance a number of its Shares sufficient to permit the exercise in full of all outstanding Warrants.

                                    ARTICLE 5

                        TRANSFER AND EXCHANGE OF WARRANTS

         5.1 The Warrant Agent will keep at the office or agency maintained pursuant to Section 2.3 hereof a register or registers, in which, subject to such reasonable regulations as it may prescribe, it will register all Warrants, and the Company hereby constitutes and appoints the Warrant Agent its Warrant Registrar. No transfer or exchange of any Warrant shall be valid unless made upon such register.

         The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrants upon the register to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificates therefor for registration of transfer, at the office or agency maintained pursuant to Section 2.3 hereof, properly endorsed or accompanied by instruments of transfer in a form customarily used or accepted by the Warrant Agent from time to time. Such instruments of transfer shall be duly executed by the registered holder of such Warrants or by a duly authorized attorney, and accompanied by appropriate instructions of transfer, and payment in lawful money of the United States of an amount equal to any documentary stamps or similar tax or governmental charge required to be paid in connection with the transfer thereof. The Company shall provide the Warrant Agent with information as to any applicable taxes payable by the registered Warrant holders in connection with the transfer of the Warrants. The Warrant Agent shall be entitled to rely on such information in registering the transfer of Warrants and shall not be liable for any action taken in reliance thereon. The Warrant Agent shall not be responsible for calculating or paying any transfer taxes paid to it pursuant to this Section 5.1, but shall only apply any tax payments received by it to the Company's account. Upon any such registration of transfer, a new Warrant Certificate representing a like number of Warrants shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. After inspection and recording of cancellation of canceled Warrant Certificates by the Warrant Agent, they shall be disposed of upon direction by the Company. Warrant Certificates may be exchanged at the option of the holder thereof upon surrender, at the office or agency maintained pursuant to the Section 2.3 hereof, for another Warrant Certificate or Warrant Certificates representing in the aggregate the equivalent number of Warrants. No service charge shall be made for any registration of transfer or exchange of Warrants, except for such charges payable by the Company to the Warrant Agent pursuant to Section 6.4.

         All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligation of the Company, entitled to the same benefits under this Warrant Agreement as the Warrants surrendered upon such registration of transfer or exchange.

                                    ARTICLE 6

                          CONCERNING THE WARRANT AGENT

         6.1 PAYMENT OF TAXES. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants representing the right to purchase such Shares.

         6.2 DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, pursuant to which the Company and the registered holders of Warrants shall be bound:

                  (a) The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except for those that describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

                  (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any damage to the Company resulting from such act, default, neglect or misconduct, provided the Warrant Agent has exercised reasonable care in the selection and continued employment thereof.

                  (d) The Warrant Agent may consult at any time with counsel (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, counsel fees, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement, and from and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Warrant Agent and each director, officer, employee, attorney, agent and affiliate of the Warrant Agent solely with respect to such person's actions for or on behalf of the Warrant Agent when acting in its capacity as Warrant Agent under this Agreement (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, reasonable costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against the Indemnified Party, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all reasonable expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expense of such counsel shall be paid by such Indemnified Party unless (a) the Company agrees to pay such fees and expenses, or (b) the Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Company, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company. All such fees and expenses payable by the Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the Company under this Section 6.2(e) shall survive any termination of this Agreement and the resignation or removal of the Warrant Agent.

                  (f) The Warrant Agent shall not be obligated to take any legal action or commence any proceeding on behalf of, or at the request of, any party in connection with this Agreement, or prosecute or defend any such legal action or proceeding. The Warrant Agent shall incur no liability for delaying performance of its obligations under this Warrant Agreement if there is any dispute between the Company and any Warrant holder, stockholder or other person regarding the Warrant Agent's obligations hereunder.

                  (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company in accordance with applicable requirements under the federal and state securities and other laws or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct. In no event shall the Warrant Agent or any other Indemnified Party be liable to any person for any incidental, indirect, special or consequential damages.


                  (i) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant for any action taken in reliance on any Warrant Certificate, subscription form, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it in good faith to be genuine.

                  (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares (or any other stock or security) to be issued pursuant to this Agreement or any Warrant or as to whether any Shares (or any other stock or security) will, when issued, be validly issued, fully paid and nonassessable or as to the Warrant Price, or the number or kind or amount of Shares or other securities or other property issuable upon exercise of any Warrant.

                  (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President or Chairman of the Board or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions or the determination of any matter in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the advice or determination or instructions of any such officer.

         6.3 RESIGNATION, CONSOLIDATION OR MERGER OF WARRANT AGENT.

                  (a) The Warrant Agent, or any successor to it hereafter appointed, may resign and shall be discharged from all further duties and liabilities hereunder after giving notice in writing to the Company. If the office of the Warrant Agent becomes vacant by reason of such resignation, the incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. The Company shall indemnify and hold the Warrant Agent harmless from and against all claims, expenses or causes of action resulting from the failure of the Company to make such appointment prior to the effective date of resignation of the Warrant Agent.

         Any resignation of the Warrant Agent for cause, or after the failure of the Company to pay any fees or expenses due to the Warrant Agent for a period of 30 days after the date due, shall become effective immediately. Any resignation of the Warrant Agent for any other reason shall become effective 30 days after the date on which the Warrant Agent shall give notice of resignation to the Company.

         Any successor Warrant Agent shall be a corporation organized and doing business under the laws of the United States of America or of any state therein, in good standing, authorized under applicable laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority for not less than five (5) years preceding appointment as successor Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver at the expense of the Company, written evidence of its resignation as Warrant Agent and the successor Warrant Agent shall execute and deliver such documents or instruments as deemed necessary or appropriate by the Company to vest such successor Warrant Agent with all the authority, powers and rights of the predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectively vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. Not later than the effective date of any such appointment, the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Shares, and shall forthwith deliver notice of the same to each registered holder of Warrants. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of this subsection (a).

                  (b) In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force and effect provided in the Warrant Certificates and in this Agreement.


         6.4 FEES AND EXPENSES OF WARRANT AGENT. The Company agrees (a) that it will pay the Warrant Agent for its services as such Warrant Agent hereunder, compensation as set forth in the Fee Schedule attached hereto and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and (b) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         6.5 MODIFICATION OF THIS AGREEMENT. The Warrant Agent may, without the consent or concurrence of the registered holders of the Warrants, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that it shall have been advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

         6.6 REPLACEMENT OF WARRANT AGENT. The Company may terminate its Agreement with the Warrant Agent and appoint a substitute Warrant Agent at any time on 30 days' advance notice to the Warrant Agent and the Warrant Agent may, in addition to its rights of resignation under Section 6.3, terminate this Agreement with the Company at any time on 30 days advance notice to the Company.

         6.7 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                                    ARTICLE 7

                         REPRESENTATIONS, WARRANTIES AND
                            COVENANTS OF THE COMPANY

         7.1 The Company represents and warrants to the Warrant Agent that:

                  (a) It has a satisfactory number of Shares available for issuance upon the exercise of the Warrants, and covenants and agrees that it will, at all times, cause to be available and free from pre-emptive rights, out of its authorized but unissued Shares such number of Shares as shall be required to be issued by it from time to time upon the exercise of the Warrants, in accordance with their terms and the terms of this Agreement, and the transfer agent for any Shares and every subsequent transfer agent for any Shares of the Company issuable upon the exercise of any of the Warrants are hereby irrevocably authorized and directed at all times to keep available such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all Shares issued upon exercise of the Warrants shall be, at the time of delivery of the certificate for such Shares, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

                  (b) The Company has filed or will have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 for the registration under the Securities Act of 1933 (the "Act") of the Warrants and Shares issuable pursuant to the exercise thereof. Before such registration statement shall become effective, the Company will file with the Commission one or more amendments thereto. Such registration statement, including all exhibits thereto, and the final prospectus, included therein, each as amended at the time such registration statement became effective and as further amended or supplemented, from time to time, is hereinafter called the "Registration Statement" and the "Prospectus," respectively.

                  (c) With respect to the Company's Registration Statement as described in (b) above, the Commission has not issued any order preventing or suspending its use and the Prospectus conforms in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and does not include any incorrect statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, other than as set forth or contemplated in the Prospectus. The Company will use its best efforts to keep the Registration Statement in effect as required by the Act for the duration of the Exercise Period of the Warrants.

                                    ARTICLE 8

                                  OTHER MATTERS

         8.1 NOTICES AND DEMANDS TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                           LOCKHART CARIBBEAN CORPORATION
                           P.O. Box 7020
                           St. Thomas, VI  00801

         Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:







         Any notice pursuant to this Agreement to be given by the Company or the Warrant Agent to the registered holder of any Warrant shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the registered holder of any Warrant at such Warrant holder's address as it appears on the Warrant transfer books of the Company maintained by the Warrant Agent.

         8.2 APPLICABLE LAW. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed by and construed in accordance with the laws of the U.S. Virgin Islands applicable to contracts made and wholly performed in such state.

         8.3 PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, warranty, condition, stipulation, promise, or agreement therein, and all covenants, warranties, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and the successors of the registered holders of Warrants.

         8.4 EXAMINATION OF THIS AGREEMENT AND OF THE WARRANTS. A copy of this Agreement shall be available at all reasonable times at the corporate trust office of the Warrant Agent for inspection by the registered holder of any Warrant. The Warrant Agent may require any such registered holder to submit his Warrant Certificate for inspection by it.

         8.5 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

         8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                              THE COMPANY:

                                              LOCKHART CARIBBEAN CORPORATION



                                              By:  _____________________________
                                              Its: _____________________________

Attest:


__________________________


                                              AGENT:

                                              ________________________



                                              By:  _____________________________
                                              Its: _____________________________

Attest:


___________________________

                                   (EXHIBIT A)

                         LOCKHART CARIBBEAN CORPORATION
               (This Warrant will be void after __________, 200_)

     This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder of a Warrant or Warrants expiring __________, 200_ (the "Warrant") to purchase one-tenth of one Share of Class A Common Stock, par value $0.01 per share (the "Shares") of Lockhart Caribbean Corporation, a U.S. Virgin Islands corporation (the "Company") for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, at any time after 12 months following the effective date of the Company's initial public offering of Class A Common Stock, and before expiration thereof 60 months after such 12 months expires, such number of Shares of the Company at the price of $9.75 per Share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of _________________ (the "Warrant Agent"), but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. The Warrant Price and the number of Shares purchasable hereunder are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The term "Warrant Price" as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased pursuant to the Warrant at the time the Warrant is exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. No fraction of a Share will be issued upon any exercise of a Warrant. Upon any exercise of the Warrant for less than the total number of full shares provided for herein, there shall be issued to the registered holder hereof or such holder's assignee a new Warrant Certificate, if requested by the holder, covering the number of Shares and/or fractional shares for which the Warrant has not been exercised.

         Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, if requested, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

         The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant does not entitle the registered holder to any of the rights of a Shareholder of the Company.

                  REVERSE SIDE OF EXHIBIT A - WARRANT AGREEMENT

     The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring at 5:00 p.m. Eastern Time, __________, 200_, to purchase up to and including _____ Shares, and is issued pursuant to a Warrant Agreement dated as of __________, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to ______________________ as attorney-in-fact (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders, the words "holders" or "holder" meaning the registered holders or registered holder of Warrants.

         Warrants may be exercised to purchase Shares from the Company on or after 12 months following the effective date of the Company's initial public offering, and on or before __________, 200_ (60 months thereafter) at the Warrant Price set forth on the face hereof, subject to adjustment in certain events. The holder of the Warrant evidence by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price at the office or agency of the Warrant Agent, First Union National Bank, Shareholder Services Group, Corporate Trust Client Services NC-1153, 1525 West W.T. Harris Blvd., 3C3, Charlotte, North Carolina 28288-1153. The Warrant Price shall be paid by cash or bank check.

                              FORM OF SUBSCRIPTION
                  [TO BE SIGNED ONLY UPON EXERCISE OF WARRANT]

To _____________________:

         The undersigned hereby irrevocably elects to exercise Warrant(s) represented by this Warrant Certificate, and to purchase the Shares issuable upon exercise of such Warrants, and requests that certificates for such Shares shall be issued in the name of, and cash for any fractional shares paid to, _________________ whose address is _______________________.

         By checking this box [ ], the undersigned requests that the Shares be issued in Certificate form.

Dated:__________, _____


                       ---------------------------------------------------------
                       (Signature must conform in all respects to name of holder as specified on the fact of the Warrant)


                       ---------------------------------------------------------
                       Address


                       ---------------------------------------------------------

                               FORM OF ASSIGNMENT

                  [TO BE SIGNED ONLY UPON TRANSFER OF WARRANT]

     For value received, the undersigned hereby sells, assigns and transfers unto _____________ Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint _____________________ to transfer said Warrants on the books of the within-named Company, with full power of substitution in the premises.

Dated:__________, _____


                       ---------------------------------------------------------
                       (Signature must conform in all respects to name of holder as specified on the face of the Warrant)